Exhibit 99

Viacom Announces Cash Tender Offers for Certain Outstanding Debt Securities

NEW YORK --(BUSINESS WIRE)-- Viacom Inc. (“Viacom”, “we” or “our”) (NASDAQ: VIAB, VIA) today announced that it will commence cash tender offers (collectively, the "Offers") for (1) up to $300,000,000 in aggregate principal amount (the “Capped Tender Amount”) of the 5.625% Senior Notes due 2019 issued by Viacom (the “Capped Tender Notes”), subject to the proration procedures described in the Offer to Purchase dated November 19, 2018 (the “Offer to Purchase”), and (2) up to $700,000,000 aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the “Waterfall Tender Amount”) of the debt securities issued by Viacom as set forth in the table below under “Waterfall Tender Offers” (collectively referred to as the “Waterfall Tender Notes” and, together with the Capped Tender Notes, the “Securities;” and each series of Securities, a “series”), subject to the order of priority (the “Acceptance Priority Levels” as set forth in the table below under “Acceptance Priority Level”) and proration procedures described in the Offer to Purchase, in each case from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”).

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)	Hypothetical Total Consideration (per $1,000)(2)
Capped Tender Offer
5.625% Senior Notes due 2019	92553PAD4	$550,000,000	N/A	0.875% UST due September 15, 2019	FIT3	35	$30.00	$1,019.73
Waterfall Tender Offers
2.750% Senior Notes due 2019	92553PAY8	$252,345,000	1	1.375% UST due December 15, 2019	FIT4	35	$30.00	$996.45
4.500% Senior Debentures due 2042	92553PAL6	$62,837,000	2	3.000% UST due August 15, 2048	FIT1	240	$30.00	$840.00
4.875% Senior Debentures due 2043	92553PAQ5	$32,159,000	3	3.000% UST due August 15, 2048	FIT1	240	$30.00	$884.86
4.850% Senior Debentures due 2034	92553PAZ5	$284,345,000	4	3.000% UST due August 15, 2048	FIT1	210	$30.00	$935.68
3.450% Senior Notes due 2026	92553PBB7	$478,993,000	5	3.125% UST due November 15, 2028	FIT1	125	$30.00	$941.41
2.250% Senior Notes due 2022	92553PBA9	$103,022,000	6	2.875% UST due October 31, 2023	FIT1	110	$30.00	$948.34
5.250% Senior Debentures due 2044	92553PAW2	$347,623,000	7	3.000% UST due August 15, 2048	FIT1	225	$30.00	$951.94
3.250% Senior Notes due 2023	92553PAR3	$181,610,000	8	2.875% UST due October 31, 2023	FIT1	120	$30.00	$966.76
3.125% Senior Notes due 2022	92553PAM4	$195,375,000	9	2.875% UST due October 31, 2023	FIT1	115	$30.00	$969.74
3.875% Senior Notes due 2024	92553PAX0	$492,139,000	10	2.875% UST due October 31, 2023	FIT1	110	$30.00	$993.83
3.875% Senior Notes due 2021	92553PAJ1	$600,000,000	11	2.875% UST due November 15, 2021	FIT1	75	$30.00	$1,007.33
4.250% Senior Notes due 2023	92553PAT9	$1,250,000,000	12	2.875% UST due October 31, 2023	FIT1	105	$30.00	$1,012.06
4.500% Senior Notes due 2021	925524BG4	$500,000,000	13	2.875% UST due November 15, 2021	FIT1	80	$30.00	$1,017.70
5.850% Senior Debentures due 2043	92553PAU6	$1,250,000,000	14	3.000% UST due August 15, 2048	FIT1	230	$30.00	$1,025.19

(1)	The applicable page on Bloomberg from which the dealer managers will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

(2)
The Hypothetical Total Consideration (as noted in the above table) is inclusive of the Early Tender Premium (as defined below) but exclusive of Accrued Interest (as defined below) and is based on the reference yield of the Reference U.S. Treasury Security (as set forth above) as of 11:00 a.m., New York City time, on November 16, 2018, assuming an Early Settlement Date (as defined below) of December 5, 2018. The actual reference yields of the Reference U.S. Treasury Securities will be determined by the dealer managers based on certain quotes available at 11:00 a.m., New York City time, on the price determination date, which is expected to be December 4, 2018.

The Offers are being made pursuant to and are subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal (the “Letter of Transmittal”). The Offers are scheduled to expire at 11:59 p.m., New York City time, on December 17, 2018, unless extended or earlier terminated by Viacom (the “Expiration Date”). Tendered Securities may be withdrawn on or prior to, but not after, 5:00 p.m., New York City time, on December 3, 2018 (the “Withdrawal Deadline”), except in certain limited circumstances where additional withdrawal rights are required by law.

Holders of Securities validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on December 3, 2018 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”). The consideration paid in the Offers for each series of Securities validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities who validly tender their Securities following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable Tender Offer Consideration per $1,000 principal amount of any such Securities validly tendered by such Holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration and Tender Offer Consideration will be determined at 11:00 a.m., New York City time, on December 4, 2018, unless extended by Viacom.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Securities accepted for purchase will also receive accrued and unpaid interest rounded to the nearest cent, on such $1,000 principal amount of Securities from the last applicable interest payment date up to, but not including, the applicable settlement date (“Accrued Interest”).

The settlement date for Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be December 5, 2018 (the “Early Settlement Date”). The settlement date for Securities validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase is expected to be December 19, 2018, the second business day after the Expiration Date (the “Final Settlement Date”), assuming that less than either the Capped Tender Amount or the Waterfall Tender Amount or both is purchased on the Early Settlement Date.

If the Capped Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Capped Tender Amount and proration, the Capped Tender Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Capped Tender Notes validly tendered following the Early Tender Deadline. Viacom reserves the absolute right to increase or decrease the Capped Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline, subject to compliance with applicable law. There can be no assurance that Viacom will increase or decrease the Capped Tender Amount. Furthermore, following the Capped Tender Offer, Viacom may, but is under no obligation to, exercise its rights to redeem any amount of the remaining outstanding Capped Tender Notes at a make-whole redemption price determined in accordance with the indenture governing the Capped Tender Notes.

If the Capped Tender Offer is fully subscribed as of the Early Tender Deadline, Holders who validly tender the Capped Tender Notes following the Early Tender Deadline but on or prior to the Expiration Date will not have any of their Capped Tender Notes accepted for purchase.

Subject to the Waterfall Tender Amount and proration, all Waterfall Tender Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any validly tendered Waterfall Tender Notes having a lower Acceptance Priority Level (with 14 being the lowest), and all Waterfall Tender Notes validly tendered following the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Waterfall Tender Notes validly tendered following the Early Tender Deadline having a lower Acceptance Priority Level.

If the Waterfall Tender Offers are not fully subscribed as of the Early Tender Deadline, subject to the Waterfall Tender Amount and proration, Waterfall Tender Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Waterfall Tender Notes validly tendered following the Early Tender Deadline even if such Waterfall Tender Notes validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Waterfall Tender Notes validly tendered on or prior to the Early Tender Deadline. Viacom reserves the absolute right to increase or decrease the Waterfall Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline, subject to compliance with applicable law. There can be no assurance that Viacom will increase or decrease the Waterfall Tender Amount.

If the Waterfall Tender Offers are fully subscribed as of the Early Tender Deadline, Holders who validly tender Waterfall Tender Notes following the Early Tender Deadline but on or prior to the Expiration Date will not have any of their Waterfall Tender Notes accepted for purchase regardless of Acceptance Priority Level.

Securities of a series may be subject to proration (rounded to avoid the purchase of Securities in a principal amount other than in an integral multiple of $1,000) if the aggregate purchase price of the Securities of such series validly tendered and not validly withdrawn would cause the Capped Tender Amount to be exceeded, in the case of the Capped Tender Offer, or the Waterfall Tender Amount to be exceeded, in the case of the Waterfall Tender Offers. Viacom's obligation to accept for purchase, and to pay for, the Securities validly tendered and not validly withdrawn in the Offers is subject to the satisfaction or waiver of the conditions as described in the Offer to Purchase. Viacom reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) increase or decrease either or both of the Capped Tender Amount and the Waterfall Tender Amount without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

Information Relating to the Offers

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430‑3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or RBC Capital Markets, LLC, Liability Management Group, at (212) 618-7843 (collect) or (877) 381-2099 (toll‑free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Viacom, the dealer managers, the tender agent or the information agent is making any recommendation as to whether or not Holders should tender their Securities in connection with the Offers.

About Viacom

Viacom creates entertainment experiences that drive conversation and culture around the world. Through television, film, digital media, live events, merchandise and solutions, our brands connect with diverse, young and young at heart audiences in more than 180 countries.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: technological developments, alternative content offerings and their effects in our markets and on consumer behavior; competition for content, audiences, advertising and distribution in a swiftly consolidating industry; the public acceptance of our brands, programs, films and other entertainment content on the various platforms on which they are distributed; the impact on our advertising revenues of declines in linear television viewing, deficiencies in audience measurement and advertising market conditions; the potential for loss of carriage or other reduction in the distribution of our content; evolving cybersecurity and similar risks; the failure, destruction or breach of our critical satellites or facilities; content theft; increased costs for programming, films and other rights; the loss of key talent; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; a potential inability to realize the anticipated goals underlying our ongoing investments in new businesses, products, services and technologies; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2018 Annual Report on Form 10-K and our reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts

Press:

Alex Rindler
Senior Manager, Corporate Communications
(212) 846-4337
alex.rindler@viacom.com

Investors:

James Bombassei
Senior Vice President, Investor Relations and Treasurer
(212) 258-6377
james.bombassei@viacom.com

Lou Converse
Vice President, Assistant Treasurer
(212) 846-8110
lou.converse@viacom.com